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                                                                    EXHIBIT 23.6


                         CONSENT OF FINANCIAL ADVISOR


We consent to the inclusion of our Fairness Opinion issued to The Peoples BancTrust Company, Inc. in this registration statement on Form S-4. We also consent to the reference to our firm under the caption "The Merger -- Opinion of Financial Advisor to PBTC."


                                     /s/ Baxter Fentriss and Company

Richmond, Virginia
June 26, 1996